REID & PRIEST LLP
                 A New York Registered Limited Liability Partnership
                                 40 West 57th Street
                               New York, NY  10019-4097
                               Telephone  212 603-2000
                                  Fax  212 603-2298


                                                                 Exhibit 5


                                                            (212) 603-6780



                                             New York, New York
                                             September 12, 1995


          Advanced NMR Systems, Inc.
          46 Jonspin Road
          Wilmington, MA  01887


          Gentlemen:

                    We have acted as counsel to Advanced NMR Systems, Inc., a Delaware corporation ("Advanced NMR"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,331,722 shares of Advanced NMR Common Stock, issuable upon exercise of up to 2,331,722 Advanced NMR Common Stock Purchase Warrants (the "Advanced NMR Warrants").

                    This opinion is being rendered in connection with the filing by Advanced NMR of the Registration Statement.

                    The Advanced NMR Warrants were issued under a Warrant Agreement, dated as of August 31, 1995, between Advanced NMR and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement").

                    For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Warrant Agreement; (iii) the form of Warrant Certificate; (iv) the Certificate of Incorporation and By-Laws of Advanced NMR, as in effect on the date hereof; (v) resolutions adopted by the Board of Directors of Advanced NMR relating to the approval of the Warrant Agreement and the issuance and delivery of the Advanced NMR Warrants; and (vi) such other documents, certificates or other records as we have deemed necessary or appropriate.

                    Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

                    (1) Advanced NMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (2) The Board of Directors of Advanced NMR has taken such action as may be necessary to authorize the Warrant Agreement and the issuance and delivery of the Advanced NMR Warrants in connection therewith.

                    (3) The shares of Advanced NMR Common Stock included in the Registration Statement to be issued upon the exercise of the Advanced NMR Warrants will be duly authorized and validly issued, and fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act and (ii) the Advanced NMR Warrants shall have been properly exercised and the exercise price shall have been paid for in accordance with the terms of the Warrant Agreement.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                    We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus and to filing of this opinion with the Securities and Exchange Commission as
          Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Reid & Priest LLP

                                                  REID & PRIEST LLP